Exhibit 107
Calculation of Filing Fee Table
Form
S-8
(Form Type)
Zymeworks Inc.
(Exact name of registrant as specified in its charter)
Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.00001 per share, reserved for issuance under the Amended and Restated Inducement Stock Option and Equity Compensation Plan	457(c) and 457(h)	390,000	$13.40 (2)	$5,226,000.00	$ 153.10 per $1,000,000	$800.11

Equity	Common stock, par value $0.00001 per share, reserved for issuance under the Amended and Restated Inducement Stock Option and Equity Compensation Plan (Options)	Rule 457(h)	310,000 (3)	$11.73 (3)	$3,636,300.00	$ 153.10 per $1,000,000	$556.72

Total Offering Amounts					$8,862,300.00		$1,356.83

Total Fee Offsets							—

Net Fee Due							$1,356.83

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form
S-8
shall also cover any additional shares of the registrant’s common stock, par value $0.00001 per share, that become issuable with respect to the securities identified in the above table under the registrant’s Amended and Restated Inducement Stock Option and Equity Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)
Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $13.40 per share, which is the average of the high and low prices of the registrant’s common stock on February 28, 2025 as reported on the Nasdaq Global Select Market.

(3)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $11.73 per share, which is the exercise price per share of outstanding options to purchase shares of the registrant’s common stock outstanding under the Plan as of the date of this registration statement.